[iEXALT LOGO]


                                                                EXHIBIT NO. 99.1
FOR IMMEDIATE RELEASE


                 iEXALT, INC. ANNOUNCES $6.0 MILLION INVESTMENT

WOODCREST CAPITAL II LP SIGNS LONG TERM FUNDING AGREEMENT TO PROPEL NATIONAL CHRISTIAN SERVICES FIRM

HOUSTON (February 26, 2001)--iExalt, Inc. (OTC BB:IXLT), a Christian products, services and Internet solutions company, announced today that it has agreed to a capital investment by Woodcrest Capital II Limited Partnership, headquartered in Fort Worth, Texas. With this private placement agreement, a combination of convertible debentures, restricted stock, and warrants, the company has exceeded its capital formation goals set in September 2000.

In November, the company had announced a private placement with a different investor group consisting of convertible debentures and an equity line. That agreement was later terminated by mutual consent. This new agreement with Woodcrest Capital, consisting of $6.0 million, closed on Friday, February 23, 2001 with immediate monthly funding. The initial funding will be $1.0 million paid in installments over twelve months, and subsequent funding of $5.0 million, subject to certain covenants.

"We are very excited to have Jim Ryffel and Woodcrest Capital as a partner in our growth," said Donald W. Sapaugh, Chairman and Chief Executive Officer of iExalt, Inc. "As we announced in September of 2000, our first priority, to assure that we could fulfill our mission, was to secure capital resources to pursue our strategy of growth, both internally and through acquisitions. This investment is clear validation of our business plan and new management team during a time when the capital markets have been very tough on emerging companies with Internet-related business." Sapaugh said the proceeds would be used primarily for recent acquisitions that increase iExalt's revenue streams and for general operations.

Jim Ryffel is President and a founding partner of Woodcrest Capital, LLC, a Texas-based diversified venture investment firm with holdings in media, technology, health, and real estate. He is also the founder and Chairman of the Board of Directors of Hispanic Television Network (NASD: HTVN), the nation's third largest Spanish-language television broadcaster; as well as a founding investor and director in Flashnet Communications, Inc, one of the largest Internet Service Providers (ISP) in North America recently sold to Prodigy.

"We see iExalt as a great investment because few companies with Internet operations see the vision they share for niche market dominance in both offline and online media and services," said Ryffel. "It is imperative that companies with an Internet presence realize the necessity of multiple revenue streams. We believe with our involvement they can achieve their clear financial path to profitability in a timely manner. They have a plan and simply need the financial resources to execute."

                                     -more-
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Headquartered in Houston, iExalt, Inc. was formed to provide Christian products, services and Internet solutions to the Christian community. The company's strategy is to acquire, develop and manage a large channel of media (print, radio, software and Internet) in order to leverage its products and services in a cost-effective manner, and to migrate successful products and services to the Web. The iExalt family of companies includes:

      o     ISP filtering at WWW.CLEANWEB.NET
      o     CHRISTIAN HAPPENINGS, a Christian events magazine
      o     CHRISTIAN TIMES newspapers
      o     ListenFirst.com , a Christian music news site
      o iSermons.com, a subscription-based online sermon resource for pastors
      o ChristianSpeakers.com, the nation's leading Christian speakers bureau
      o     iExalt Electronic Publishing, a digital content library
      o LIFE PERSPECTIVES and DAWSON MCALLISTER LIVE, nationally recognized radio programs
      o Rapha Christian Counseling and PremierCare, healthcare related management services.

For more information about the company, visit www.iExalt.com or www.woodcrestcapital.com.

THE STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," OR "ANTICIPATES," OR BY DISCUSSIONS OF STRATEGY THAT INVOLVES RISK AND UNCERTAINTY. MANAGEMENT CAUTIONS THE READER THAT THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE DISCUSSIONS OF THE COMPANY'S GROWTH, OPERATING STRATEGIES AND EXPECTATIONS CONCERNING MARKET POSITION, FUTURE OPERATIONS, MARGINS, REVENUE, PROFITABILITY, HISTORICAL FACTS, ARE ONLY PREDICTIONS. THERE CAN BE NO ASSURANCE THAT ANY OF THESE EXPECTATIONS WILL BE REALIZED OR THAT ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL PROVE TO BE ACCURATE.

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INVESTOR CONTACT:                         MEDIA CONTACT:
JOHN GILMORE                              DON KING
iEXALT, INC.                              BATES CHURCHILL INVESTOR RELATIONS
281-464-8400 (EXT. 104)                   713-267-7280